UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2008

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19406 (Commission File Number)	36-2675536 (IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois (Address of Principal Executive Offices)		60061 (Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Restricted Stock Awards

On April 24, 2008, the Compensation Committee of the Board of Directors of Zebra Technologies Corporation (the “Company”) approved restricted stock grants of the Company’s Class A Common Stock under the Company’s 2006 Zebra Technologies Corporation Incentive Compensation Plan (the “Plan”) to the named executive officers (the “Named Officers”) of the Company, as follows:

•	9,090 shares of restricted stock to Hugh K. Gagnier, the Company’s Senior Vice President, Business Development and Operations, Specialty Printer Group;

•	9,090 shares of restricted stock to Philip Gerskovich, the Company’s Senior Vice President, Corporate Development; and

•	9,090 shares of restricted stock to Michael H. Terzich, the Company’s Senior Vice President, Global Sales and Marketing, Specialty Printer Group.

Each of the restricted stock grants will vest incrementally as long as the Named Officer is employed by the Company and based on the Company achieving various levels of total shareholder return (as calculated in the form of Restricted Stock Agreement attached hereto as Exhibit 10.1) prior to September 4, 2012. The form of Restricted Stock Agreement under the Company’s Plan is attached hereto as Exhibit 10.1 and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

Exhibit 10.1	Form of Restricted Stock Agreement under the Company’s 2006 Zebra Technologies Corporation Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: April 30, 2008	By:	/s/ Anders Gustafsson
Anders Gustafsson
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Form of Restricted Stock Agreement under the Company’s 2006 Zebra Technologies Corporation Incentive Compensation Plan